First Quarter Earnings Presentation A p r i l 2 8 , 2 0 1 5 NASDAQ • TRS

Forward-Looking Statements Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to the Company’s plans for successfully executing the Cequent spin-off within the expected timeframe or at all, the taxable nature of the spin-off, future prospects of the companies as independent companies, general economic and currency conditions, various conditions specific to the Company's business and industry, the Company’s ability to integrate Allfast and attain the expected synergies, and the acquisition being accretive, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks • First quarter sales of approximately $366 million – relatively flat year- over-year due to external headwinds • Attained $0.41(1) EPS for quarter – as expected • Achieved 20 basis point improvement in operating profit margin(1) – more work to do • Focus on mitigating internal and external headwinds • Continued emphasis on margin improvement initiatives 4 Focus on what we can control, while continuing to mitigate external uncertainties. (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation and operating profit margin, both excluding Special Items. Special Items are provided in the Appendix.

External Headwinds and Tailwinds Headwinds • Oil and commodity price declines • Drilling and well completion activity • Capex reductions • Resin and specialty steel prices • Distributor inventory de-stocking and consolidation • Aerospace and Cequent • West Coast port delay impact • Packaging, Energy and Cequent • Strength of U.S. dollar • Translation and transaction impacts • Norris and Arrow exports • Imports more competitive • Overall slower macroeconomic growth 5 Tailwinds • Commercial aircraft build rates and backlog • India and China still growing, albeit at lower rates • Customer globalization – customers desire global suppliers with local plants Headwinds are creating pressure on the top-line and margin.

Key Initiatives Update • Packaging – • Global reorganization underway to better serve markets and customers • Leveraging new, lower cost footprint to support global growth • Aerospace – • Leveraging and integrating four separate aerospace platforms to better serve customers and enhance margins • Profit improvement initiatives at Monogram and Martinic • Energy – Footprint optimization and profit improvement initiatives • Engineered Components – Restructured Arrow business to remain profitable at lower demand level; continue to evaluate as demand changes • Cequent – • Reorganizing to operate as one global company • Spin-off on track Key initiatives to drive profitable growth and increase margins – helping to mitigate external headwinds. 6

Cequent Spin-off Update • Spin-off to result in two independent, publicly traded companies with increased strategic flexibility • Filed S-1 Registration Statement on March 31st • Capital structuring in process • Transition services agreement being finalized • Investor and Analyst Day for both TriMas and Horizon Global scheduled for May 21st in NYC • Targeting completion in mid-2015 7 We believe a tax-free spin-off will create value for shareholders, customers and employees while accelerating TriMas’ strategic transformation.

Financial Highlights

First Quarter Summary

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

(from continuing operations)	Q1 2015	Q1 2014	Variance
Revenue	$366.5	$365.4	0.3%
Operating profit	$34.1	$33.3	2.5%
Operating profit margin	9.3%	9.1%	20 bps
Income[(1)]	$18.5	$19.1	-2.9%
Diluted EPS[(1)]	$0.41	$0.42	-2.4%
Free Cash Flow[(2)]	($30.6)	($33.7)	9.1%
Total debt	$671.5	$398.2	68.6%

- Q1 sales relatively flat as compared to Q1 2014 – sales increased primarily due to the Allfast acquisition in Aerospace, significantly offset by impact of lower oil prices, port delays and unfavorable currency exchange
- Q1 operating profit increased and the related margin percentage increased 20 basis points
  - Beginning to see returns on margin improvement actions, with additional benefits expected to accrue throughout the year
- Q1 EPS in line with full year expectations
- Q1 Free Cash Flow as expected – full year outlook remains between $60 and $70 million
- Total debt increased as a result of the October 2014 acquisition of Allfast; ended Q1 with leverage ratio of 2.9x

TRIMAS CORPORATION

(1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities, excluding the cash impact of Cequent separation costs, less Capital Expenditures.

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EPS(1) Bridge from Q1 2014 to Q1 2015 10 Focus on capturing opportunities and mitigating risks. (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix. $0.42 $0.41 $(0.10) $(0.02) $0.10 $0.01 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 2014 Q1 EPS (1) Oil & foreign currency Interest expense Operations (ex oil & fx impact) Corporate office 2015 Q1 EPS (1) • Significant headwinds related to oil prices and stronger U.S. dollar – headwinds greater than expected • Interest expense higher due to financing related to the Allfast acquisition • Corporate office lower due to reduced spend in response to macroeconomic challenges

Segment Highlights

Packaging





(Unaudited, dollars in millions)

Financial Snapshot	Q1 2015	Q1 2014	Variance
Sales	$79.0	$81.4	*-3.0%*
Operating profit [(1)]	$17.7	$18.4	*-3.8%*
Operating profit margin [(1)]	22.4%	22.5%	*-10 bps*

Quarterly Commentary

- Sales negatively impacted by unfavorable currency exchange and West Coast port delays
- 2014 had several new significant customer product launches – none scheduled for first half of 2015
- Favorable product sales mix resulting from increased North American industrial closure demand supported margins

Strategies

- Reorganizing globally to a market focus to better service customers and end markets
- Hired general manager for Lion Holdings to manage India and Vietnam operations – continued ramp-up of manufacturing capabilities
- Added product engineers for customer innovation center in India to develop solutions focused on customer needs

Q1 2015 Segment Contribution

By Revenue


22%

By Operating Profit[(1)]


41%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix.

High growth, high margin business positioning for the future.

TRIMAS CORPORATION

rieke Arminak & Associates englass INNOVATIVE MOLDING STOLZ Lion Holdings Pvt. Ltd.

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Energy



LAMONS


Quarterly Commentary

- Sales decreased slightly due to the impact of lower oil prices on upstream customers and unfavorable currency exchange
- Sales growth from international branches
- No significant change in product sales mix
- Sequential margin improvement, but still facing operational challenges

Strategies

- Relocating a portion of Houston manufacturing to Mexico
- Improving manufacturing efficiency of Houston facility
- Consolidated Rotterdam branch into Wulfrun and Antwerp branch, while retaining business
- Increased focus on sales of more highly-engineered, specialty products

(Unaudited, dollars in millions)

Financial Snapshot	Q1 2015	Q1 2014	Variance
Sales	$51.2	$52.8	*-3.1%*
Operating profit [1]	$1.8	$2.6	*-31.9%*
Operating profit margin [1]	*3.5%*	*4.9%*	*-140 bps*

Q1 2015 Segment Contribution


By Revenue
14%
By Operating Profit[1]
4%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix.

Focus on manufacturing and order fulfillment efficiency to drive margin expansion.

TRIMAS CORPORATION
LAMONS Sealing Global - Servicing Local
Gasket Vedações Técnicas
Wulfrun
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Aerospace







(Unaudited, dollars in millions)

Financial Snapshot	Q1 2015	Q1 2014	Variance
Sales	$45.7	$27.2	*68.2%*
Operating profit [(1)]	$8.9	$4.9	*82.5%*
Operating profit margin [(1)]	*19.4%*	*17.9%*	*150 bps*

Quarterly Commentary

- Sales increased due to Allfast acquisition completed in Q4 2014 – margins still impacted by related purchase accounting adjustments
- Lower and less predictable demand from distribution channel – inventory de-stocking continues
- Allfast meeting or exceeding expectations – integration largely complete
- Operating challenges at Martinic being addressed – margins improved to historical levels
- Monogram sequentially improved manufacturing efficiency with significant increases in throughput and quality

Strategies

- Leveraging and integrating four separate aerospace platforms to better serve customers and enhance margins
- Expanding qualifications for collars and additional products

Q1 2015 Segment Contribution

By Revenue


12%

By Operating Profit[(1)]


21%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix.

TRIMAS CORPORATION

Position TriMas Aerospace as aerospace fastening system supplier of choice.

TriMas Aerospace | Monogram Aerospace Fasteners | Allfast Fastening Systems | MAC Fasteners | Martinic Engineering

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Engineered Components • Norris Cylinder sales and margin levels increased • Arrow Engine sales decreased as a result of reduced levels of oil and gas drilling and well completions in response to low oil prices • Aligned Arrow’s cost structure with level of business activity to remain profitable • Specialty steel price decline may be sales headwind for remainder of year at Norris • Reduction of export sales due to stronger U.S. dollar is also a headwind Strategies • Adding incremental capabilities and capacity for cylinder business • Expanding engine product lines to diversify and reduce end- market cyclicality 15 Financial Snapshot Q1 2015 Q1 2014 Variance Sales $48.3 $55.4 -12.9% Operating profit (1) $6.1 $7.9 -23.2% Operating profit margin (1) 12.5% 14.2% -170 bps (Unaudited, dollars in millions) Q1 2015 Segment Contribution (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix. 13% By Revenue 14% By Operating Profit(1) Maintain profitability at Norris Cylinder, while mitigating risks at Arrow. Quarterly Commentary

Cequent (APEA & Americas)



REESE




Quarterly Commentary

Asia Pacific Europe & Africa

- Sales impacted by unfavorable currency exchange – sales flat in local currency
- OE channel growth in South Africa and Thailand
- Margin improved due to productivity improvements

Americas

- Sales decreased due to lower demand from the industrial channel and significant retail customer product roll-out in Q1 2014
- Significant e-Commerce channel growth in Q1 2015
- Improved gross margin, offset by timing of sales promotion costs and investment in e-Commerce capabilities
- Working capital reduced and normalized

Strategy

- Shift to integrated, globally aligned business to leverage broad product portfolio and global reach and footprint
- Expand margins through leverage of new facilities and improving performance from recent acquisitions
- Targeted spin-off date forming Horizon Global mid-2015

Cequent APEA *(Unaudited, dollars in millions)*

Financial Snapshot	Q1 2015	Q1 2014	Variance
Sales	$35.8	$39.5	*-9.2%*
Operating profit [(1)]	$2.6	$2.5	*2.4%*
Operating profit margin [(1)]	*7.1%*	*6.3%*	*80 bps*

Cequent Americas

Financial Snapshot	Q1 2015	Q1 2014	Variance
Sales	$106.5	$109.1	*-2.3%*
Operating profit [(1)]	$6.1	$6.7	*-8.4%*
Operating profit margin [(1)]	*5.8%*	*6.1%*	*-30 bps*

Q1 2015 Segment Contribution



By Revenue
10%
29%
By Operating Profit(1)
6%
14%
Cequent APEA
Cequent Americas

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix.

Recent investments in a global platform expected to drive margin expansion and growth.

TRIMAS CORPORATION
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Segment Performance Summary 17 Actions in place and taking hold to attain expected margin expansion in 2015. Q1 2015 Q1 2014 Q4 2014 FY 2014 Q1 2015 Q1 2014 Q4 2014 FY 2014 Packaging $79.0 $81.4 $80.7 $337.7 22.4% 22.5% 25.3% 23.9% Energy $51.2 $52.8 $51.3 $206.7 3.5% 4.9% 2.3% 3.1% Aerospace $45.7 $27.2 $35.1 $121.5 19.4% 17.9% 11.6% 15.2% Engineered Components $48.3 $55.4 $56.3 $221.4 12.5% 14.2% 16.3% 15.4% Cequent $142.3 $148.6 $127.1 $611.8 6.1% 6.2% 0.8% 7.1% (Unaudited, excluding Special Items, dollars in millions) Sales Operating Profit Margin(1) (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix.

Outlook and Summary

2015 – Updated Segment Assumptions

Segment	Revenue	Margin	Current Commentary
Packaging	• Low to mid single-digit growth • 2% to 3% currency headwind	• Maintain 22% to 24% operating margins	• On track - Q1 slower due to port delays
Energy	• GDP growth • Lower oil prices causing some top-line pressure on upstream exposure	• Full year 150-250 basis point margin expansion • Expecting improvement in back half of year	• Consolidating European branch • Continuous improvement team on-site
Aerospace	• Grows at 50%+ due to Allfast	• Full year operating profit > 20% • Expect back half stronger than front half due to lower demand from distributors in Q2	• Expect Q1 to be stronger than Q2 on both revenue and margin
Engineered Components	• Oil prices expected to lower Arrow revenue ~ 35% to 45% • GDP growth for Norris, offset by lower exports due to stronger U.S. dollar	• Operating profit in 13% to 15% range • Margin headwind due to declining oil prices • Potential margin headwind due to declining steel prices	• Oil prices remain low – now also impacting gas compression and parts demand • Norris Q1 margin expansion from operational efficiencies
Cequent	• U.S. ~ GDP+ growth • Currency headwind of 10% for CAPEA	• Full year 100 basis point margin expansion	• Actions to create one global company drive back half margin expansion

Expect Q2 EPS to be lower than prior year; expect Q3 EPS to be higher than Q2 despite historical seasonality, as margin actions drive second half improvements.

TRIMAS CORPORATION

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2015 Outlook Full Year Outlook as of 2/25/15 Updated Full Year Outlook as of 4/28/15 Sales Growth Earnings Per Share, diluted(1) $2.10 to $2.20 $2.10 to $2.20 Free Cash Flow(2) $60 to $70 million $60 to $70 million (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities, excluding the cash impact of Cequent separation costs, less Capital Expenditures 20 While reducing sales growth estimates due to external headwinds, continued focus on margin improvement in an effort to hold EPS guidance. Organic 3% to 4% Acquisitions 4% to 5% Oil Price Decline ~ (2%) Currency ~ (2%) I 3% to 5% Note: This guidance is reflective of a full year of TriMas Corporation as it operates today; if and when the proposed spin transaction of Cequent is completed, management will update guidance accordingly. 2% to 3% 4% to 5% ~ (2.5%) ~ (2.5%) I 1% to 3%

Summary • Execute on margin improvement initiatives • Focus on margins in all businesses – Energy and Aerospace are highest priority • Actions to create one global company for Cequent businesses • Mitigate external headwinds • Uncertain macroeconomic environment • Currency and oil prices • Capitalize on profitable growth opportunities • Grow higher-margin platforms faster • Willing to exit lower-margin products and geographies • Continuing the portfolio transformation in 2015 • Cequent spin-off • Leverage synergies of recent Aerospace and Packaging acquisitions 21 Execution of strategic priorities in 2015.

Questions and Answers

Appendix

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	March 31, 2015 (unaudited)	December 31, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 23,730	$ 24,420
Receivables, net	220,380	196,320
Inventories	301,440	294,630
Deferred income taxes	28,720	28,870
Prepaid expenses and other current assets	17,630	14,380
Total current assets	591,900	558,620
Property and equipment, net	228,170	232,650
Goodwill	461,700	466,660
Other intangibles, net	354,840	363,930
Other assets	37,130	39,890
Total assets	$ 1,673,740	$ 1,661,750
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 23,590	$ 23,860
Accounts payable	174,710	185,010
Accrued liabilities	90,730	101,050
Total current liabilities	289,030	309,920
Long-term debt	647,910	615,470
Deferred income taxes	54,250	55,290
Other long-term liabilities	84,030	90,440
Total liabilities	1,075,220	1,071,120
Total shareholders' equity	598,520	590,630
Total liabilities and shareholders' equity	$ 1,673,740	$ 1,661,750

TriMas Corporation

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Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended March 31, 2015	2014
Net sales	$ 366,490	$ 365,390
Cost of sales	(268,270)	(269,450)
Gross profit	98,220	95,940
Selling, general and administrative expenses	(70,720)	(63,670)
Operating profit	27,500	32,270
Other expense, net:		
Interest expense	(4,670)	(3,470)
Other expense, net	(2,570)	(950)
Other expense, net	(7,240)	(4,420)
Income from continuing operations before income tax expense	20,260	27,850
Income tax expense	(6,280)	(8,620)
Income from continuing operations	13,980	19,230
Income from discontinued operations, net of income tax expense	-	150
Net income	13,980	19,380
Less: Net income attributable to noncontrolling interests	-	810
Net income attributable to TriMas Corporation	$ 13,980	$ 18,570
Earnings per share attributable to TriMas Corporation - basic:		
Continuing operations	$ 0.31	$ 0.41
Discontinued operations	-	-
Net income per share	$ 0.31	$ 0.41
Weighted average common shares - basic	44,997,961	44,768,594
Earnings per share attributable to TriMas Corporation - diluted:		
Continuing operations	$ 0.31	$ 0.41
Discontinued operations	-	-
Net income per share	$ 0.31	$ 0.41
Weighted average common shares - diluted	45,400,843	45,186,114

TRIMAS CORPORATION

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Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Three months ended March 31, 2015	Three months ended March 31, 2014
Cash Flows from Operating Activities:		
Net income	$ 13,980	$ 19,380
Adjustments to reconcile net income to net cash used for operating activities:		
Loss on dispositions of property and equipment	50	70
Depreciation	7,620	8,030
Amortization of intangible assets	7,220	5,480
Amortization of debt issue costs	510	480
Deferred income taxes	(490)	(2,820)
Non-cash compensation expense	2,520	2,280
Excess tax benefits from stock based compensation	(200)	(760)
Increase in receivables	(29,080)	(44,960)
(Increase) decrease in inventories	(10,210)	1,800
(Increase) decrease in prepaid expenses and other assets	(3,480)	100
Decrease in accounts payable and accrued liabilities	(9,560)	(13,910)
Other, net	(2,150)	160
Net cash used for operating activities	(23,270)	(24,670)
Cash Flows from Investing Activities:		
Capital expenditures	(8,010)	(9,030)
Net proceeds from disposition of assets	640	240
Net cash used for investing activities	(7,370)	(8,790)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	29,930	46,750
Repayments of borrowings on term loan facilities	(35,760)	(46,340)
Proceeds from borrowings on revolving credit and accounts receivable facilities	289,440	331,120
Repayments of borrowings on revolving credit and accounts receivable facilities	(246,020)	(239,900)
Payments for deferred purchase price	(5,710)	-
Distributions to noncontrolling interests	-	(580)
Payment for noncontrolling interests	-	(51,000)
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,560)	(2,670)
Proceeds from exercise of stock options	430	140
Excess tax benefits from stock based compensation	200	760
Net cash provided by financing activities	29,950	38,280
Cash and Cash Equivalents:		
Increase (decrease) for the period	(690)	4,820
At beginning of period	24,420	27,000
At end of period	$ 23,730	$ 31,820
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 4,710	$ 3,010
Cash paid for taxes	$ 8,340	$ 2,660

TRIMAS CORPORATION

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Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended March 31, 2015	Three months ended March 31, 2014
Packaging		
Net sales	$ 78,960	$ 81,430
Operating profit	$ 17,510	$ 18,360
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 150	$ -
Excluding Special Items, operating profit would have been	$ 17,660	$ 18,360
Energy		
Net sales	$ 51,160	$ 52,780
Operating profit	$ 340	$ 2,600
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 1,430	$ -
Excluding Special Items, operating profit would have been	$ 1,770	$ 2,600
Aerospace		
Net sales	$ 45,740	$ 27,190
Operating profit	$ 8,080	$ 4,860
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 790	$ -
Excluding Special Items, operating profit would have been	$ 8,870	$ 4,860
Engineered Components		
Net sales	$ 48,270	$ 55,430
Operating profit	$ 5,970	$ 7,880
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 80	$ -
Excluding Special Items, operating profit would have been	$ 6,050	$ 7,880
Cequent APEA		
Net sales	$ 35,820	$ 39,470
Operating profit	$ 2,250	$ 2,500
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 310	$ -
Excluding Special Items, operating profit would have been	$ 2,560	$ 2,500
Cequent Americas		
Net sales	$ 106,540	$ 109,090
Operating profit	$ 5,910	$ 5,710
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 220	$ 980
Excluding Special Items, operating profit would have been	$ 6,130	$ 6,690
Corporate Expenses and Cequent separation costs		
Operating loss	$ (12,560)	$ (9,640)
Special Items to consider in evaluating operating loss:		
Cequent separation costs	$ 3,600	$ -
Excluding Special Items, operating loss would have been	$ (8,960)	$ (9,640)
Total Company		
Net sales	$ 366,490	$ 365,390
Operating profit	$ 27,500	$ 32,270
Total Special Items to consider in evaluating operating profit	$ 6,580	$ 980
Excluding Special Items, operating profit would have been	$ 34,080	$ 33,250

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended March 31, 2015	Three months ended March 31, 2014
Income from continuing operations, as reported	$ 13,980	$ 19,230
Less: Net income attributable to noncontrolling interests	-	810
Income from continuing operations attributable to TriMas Corporation	13,980	18,420
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:		
Severance and business restructuring costs	2,290	670
Cequent separation costs	2,270	-
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 18,540	$ 19,090

	Three months ended March 31, 2015	Three months ended March 31, 2014
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.31	$ 0.41
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:		
Severance and business restructuring costs	0.05	0.01
Cequent separation costs	0.05	-
Excluding Special Items, EPS from continuing operations would have been	$ 0.41	$ 0.42
Weighted-average shares outstanding for the three months ended March 31, 2015 and 2014	45,400,843	45,186,114

	Three months ended March 31, 2015	Three months ended March 31, 2014
Operating profit (excluding Special Items)	$ 34,080	$ 33,250
Corporate expenses (excluding Special Items)	8,960	9,640
Segment operating profit (excluding Special Items)	$ 43,040	$ 42,890
Segment operating profit margin (excluding Special Items)	11.7%	11.7%

	Three months ended March 31, 2015	Three months ended March 31, 2014
Cash Flows from Operating Activities	$ (23,270)	$ (24,670)
Less: Cash impact of Cequent separation costs	(640)	-
Cash Flows from Operating Activities excluding Cequent separation costs	(22,630)	(24,670)
Less: Capital expenditures	(8,010)	(9,030)
Free Cash Flow	(30,640)	(33,700)

TRIMAS CORPORATION

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Current Debt Structure

(Unaudited, dollars in thousands)

	March 31, 2015		December 31, 2014	
Cash and Cash Equivalents	$	23,730	$	24,420
Credit Agreement		580,040		559,530
Receivables facility and other		91,460		79,800
		671,500		639,330
Total Debt	$	671,500	$	639,330
Key Ratios:				
Bank LTM EBITDA	$	236,290	$	243,610
Interest Coverage Ratio		12.95 x		13.02 x
Leverage Ratio		2.90 x		2.71 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of March 31, 2015, TriMas had $164.8 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

29

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income for the twelve months ended March 31, 2015	$	63,880
Interest expense, net (as defined)		17,090
Income tax expense		31,920
Depreciation and amortization		57,810
Non-cash compensation expense		7,680
Other non-cash expenses or losses		15,600
Non-recurring expenses or costs in connection with acquisition integration		10,590
Acquisition integration costs		9,790
Debt extinguishment costs		3,360
Permitted dispositions		1,180
Permitted acquisitions		15,630
Negative EBITDA from discontinued operations		1,760
Bank EBITDA - LTM Ended March 31, 2015 [1]	$	236,290

[1] As defined in the Credit Agreement dated October 16, 2013

TRIMAS CORPORATION

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